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                                                                   EXHIBIT 10.14

                               ADVISORY AGREEMENT

THIS ADVISORY AGREEMENT (the "Agreement") is made this 12th day of November, 1999, by and between BonnieJean C. Tippetts, a Utah resident ("Advisor") and C-3D Digital, Inc., a Utah corporation with its offices located in Salt Lake City, Utah (the "Company").

WHEREAS, Advisor and Advisors's Personnel (as defined below) have experience in evaluating and effecting mergers and acquisitions, advising corporate management, and in performing general administrative duties for publicly-held companies and development stage investment ventures; and

WHEREAS, the Company desires to retain the Advisor to advise and assist the Company in its development on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Advisor agree as follows:

1.       ENGAGEMENT

         The Company hereby retains Advisor, effective as of the date hereof (the "Effective Date") and continuing until termination, as provided herein, to assist the Company in its effecting the purchase of businesses and assets relative to its business and growth strategy, general business consulting, introductions of the Company to persons or companies that may have an interest in the technology of the Company, including but not limited to computer and Internet related operations, motion picture and television companies and consultants and others that may assist the Company in its plans and future development (the "Services"). The Services are to be provided on a "best efforts" basis directly by Advisor and through others employed or retained and under the direction of Advisor ("Advisor's Personnel"); PROVIDED, HOWEVER, that the Services shall expressly exclude all legal advice, accounting services or other services which require licenses or certification which Advisor may not have.

2.       TERM

         This agreement shall have an initial term of one (1) year (the "Primary Term"), commencing with the Effective Date. At the conclusion of the Primary Term this Agreement will be extended on an annual basis (the "Extension Period") by mutual agreement of the parties.

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3.       TIME AND EFFORT OF ADVISOR

         Advisor shall allocate time and Advisor's Personnel as it deems necessary to provide the Services. The particular amount of time may vary from day to day or week to week. Except as otherwise agreed, Advisor's monthly statement identifying, in general, tasks performed for the Company shall be conclusive evidence that the Services have been performed. Additionally, in the absence of willful misfeasance, bad faith, negligence or reckless disregard for the obligations or duties hereunder by Advisor, neither Advisor nor Advisor's Personnel shall be liable to the Company or any of its shareholders for any act or omission in the course of or connected with rendering the Services, including but not limited to losses that may be sustained in any corporate act in any subsequent Business Opportunity (as defined herein) undertaken by the Company as a result of advice provided by Advisor or Advisors's Personnel.

4.       COMPENSATION

         The Company agrees to pay Advisor a single one-time fee for the Services ("Advisory Fee") by way of the delivery by the Company of One Hundred Thousand (100,000) shares of the Company's common stock, registered pursuant to a Form S-8, without restrictions. Such shares shall be delivered upon the filing date of the Form S-8 registration date, which shall be within 10 days of the date of the execution of this Agreement. All shares transferred are considered fully earned and non-assessable as of the date of delivery.

5.       OTHER SERVICES

         If the Company (i) enters into a merger or (ii) exchanges securities with, or (iii) purchases the assets or enters into a joint venture with, or (iv) makes an investment in a company introduced by Advisor (a "Business Opportunity"), the Company agrees to pay Advisor a fee equal to ten percent (10%) of the value of each Business Opportunity introduced by Advisor and acquired or otherwise participated in by the Company (collectively referred to herein, in each instance, as the "Transaction Fee"). Except as provided in Section 6 below, the Transaction Fee shall be payable immediately following the closing of each such transaction, in cash or in shares of the Company's common stock or in kind, if an acquisition is made at the Company's option. A Transaction Fee will not be paid except for the specific actions enumerated in this Section 5.

6.       REGISTRATION RIGHTS FOR TRANSACTION FEE SHARES

         The Company may, at its sale election, choose to issue shares of its common stock to satisfy a Transaction Fee. The Company agrees that any shares issued to satisfy a Transaction Fee shall be benefitted by the registration rights of this Section 6. If, after

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         issuing shares to the Advisor to satisfy a Transaction Fee, the Company proposes to register any of its stock under the Securities Act of 1933 (the "Act") in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Transaction Fee Shares) the Company shall, at such time, promptly give the Advisor written notice of such registration. Upon the written request of the Advisor given within fifteen (15) days after mailing of such notice by the Company, the Company shall, subject to the provisions of this section, use its reasonable efforts to cause to be registered under the Act all of the Transaction Fee Shares that the Advisor has requested to be registered. In connection with any registrations in which the Transaction Fee
         Shares have a right to be included pursuant to this section, and which involve an underwriting of securities being issued by the Company, the Company shall not be required to include any of the Transaction Fee Shares in such underwriting unless the Advisor accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this section that the Advisor shall furnish to the Company such information regarding herself, the Transaction Fee Shares held by her, and the intended method of disposition of such securities as shall be required to effect the registration of her shares.

7.       COSTS AND EXPENSES

         All third party and out-of-pocket expenses incurred by Advisor in the performance of the Services shall be paid by the Company, or Advisor shall be reimbursed if paid by Advisor on behalf of the Company, within ten (10) days of the receipt of written notice by Advisor, provided that the Company must approve in advance all such expenses in excess of $100 per month.

8.       PLACE OF SERVICES

         The Services provided by Advisor or Advisor's Personnel hereunder will be performed at Advisor's offices except as otherwise mutually agreed by Advisor and the Company.

9.       INDEPENDENT CONTRACTOR

         Advisor and Advisor's Personnel will act as independent contractors in the performance of the duties under this Agreement. Accordingly, Advisor will be responsible for payment of all federal, state, and local taxes on compensation paid under this agreement, including

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         income and social security taxes, unemployment insurance, and any other taxes due relative to Advisor's Personnel, and any and all business license fees as may be required. This Agreement neither expressly NOR impliedly creates a relationship of principal and agent, or employee and employer, between Advisor's Personnel and the Company. Neither Advisor nor Advisor's Personnel are authorized to enter into any agreements on behalf of the Company. The Company expressly retains the right to approve, in its sole discretion and to make all final decisions with respect to effecting, a transaction on any Business Opportunity.

10.      REJECTED ASSET OPPORTUNITY OR BUSINESS OPPORTUNITY

         If, during the Primary Term of this Agreement or any Extension Period, the Company elects not to proceed to acquire, participate or invest in any Business Opportunity identified and/or selected by Advisor, notwithstanding the time and expense the Company may have incurred reviewing such transaction, such Business Opportunity shall revert back to and become proprietary to Advisor, and Advisor shall be entitled to acquire or broker the sale or investment in such rejected Business Opportunity for its own account, or submit such assets or Business Opportunity elsewhere. In such event, Advisor shall be entitled to any and all profits or fees resulting from Advisor's purchase, referral or placement of any such rejected Business Opportunity, or the Company's subsequent purchase or financing with such Business Opportunity in circumvention of Advisor.

11.      NO AGENCY EXPRESS OR IMPLIED

         This Agreement neither expressly nor impliedly creates a relationship of principal and agent between the Company and Advisor, or employee and employer as between Advisor's Personnel and the Company.

12.      TERMINATION

         The Company and Advisor may terminate this Agreement prior to the expiration of the Primary Term upon thirty (30) days written notice with mutual written consent. Failing to have mutual consent, without prejudice to any other remedy to which the terminating party may be entitled, if any, either party may terminate this agreement with thirty
         (30) days written notice under the following conditions:

         (A)      BY THE COMPANY.

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                  (i)      If during the Primary Term of this Agreement or any
                           Extension Period, Advisor is unable to provide the Services as set forth herein for thirty (30) consecutive business days because of illness, accident, or other incapacity of Advisor's Personnel; or,

                  (ii) If Advisor willfully breaches or neglects the duties required to be performed hereunder; or,

         (B)      BY ADVISOR.

                  (i) If the Company breaches this Agreement of fails to make any payments or provide information required hereunder; or,

                  (ii) If the Company ceases business or, other than in an Initial Merger, sells a controlling interest to a third party, or agrees to a consolidation or merger of itself with or into another corporation, or enters into such a transaction outside of the scope of this Agreement, or sells substantially all of its assets to another corporation, entity or individual outside of the scope of this Agreement; or,

                  (iii) If the Company, subsequent to the execution hereof, has a receiver appointed for its business or assets, or otherwise becomes insolvent or unable to timely satisfy its obligations in the ordinary course of its business, including but not limited to the obligation to pay the Transaction Fee, or the Advisory Fee; or,

                  (vi) If the Company, subsequent to the execution hereof, institutes, makes a general assignment for the benefit of creditors, has instituted against it any bankruptcy proceeding for reorganization or rearrangement of its financial affairs, files a petition in a court of bankruptcy, or is adjudicated a bankrupt; or,

                  (v) If any of the disclosures made herein or subsequent hereto by the Company to Advisor are determined to be materially false or misleading.

         In the event Advisor elects to terminate without cause or this Agreement is terminated prior to the expiration of the Primary Term or any Extension Period by mutual written agreement, or by the Company for the reasons set forth in A(i) and (ii) above, the Company shall only be responsible to pay Advisor for un-reimbursed expenses and (during

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         the Primary Term) the Advisory Fee accrued up to and including the effective date of termination. If this Agreement is terminated by the Company for any other reason, or by Advisor for reasons set forth in B(i) through (v) above, Advisor shall be entitled to any outstanding unpaid portion of reimbursable expenses, if any, and the balance of the Advisory Fee.

13.      INDEMNIFICATION

         Subject to the provisions herein, the Company and Advisor agree to indemnify, defend and hold each other harmless from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and attorneys' fees and expenses asserted against or imposed or incurred by either party by reason of or resulting from any action or a breach of any representation, warranty, covenant, condition, or agreement of the other party to this Agreement.

14.      REMEDIES

         Advisor and the Company acknowledge that in the event of a breach of this Agreement by either party, money damages would be inadequate and the non-breaching party would have no adequate remedy at law. Accordingly, in the event of any controversy concerning the rights or obligations under this Agreement, such rights or obligations shall be enforceable in a court of equity by a degree of specific performance. Such remedy, however, shall be cumulative and nonexclusive and shall be in addition to any other remedy to which the parties may be entitled.

15.      MISCELLANEOUS

         (A) SUBSEQUENT EVENTS. Advisor and the Company each agree to notify the other party if, subsequent to the date of this Agreement, either party incurs obligations which would compromise its efforts and obligations under this Agreement.

         (B) AMENDMENT. This Agreement may be amended or modified at any time and in any manner only by an instrument in writing executed by the parties hereto.

         (C) FURTHER ACTIONS AND ASSURANCES. At any time and from time to time, each party agrees, at its or their expense, to take actions and to execute and deliver documents as may be reasonably necessary to effectuate the purposes of this Agreement.

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         (D)      WAIVER.  Any failure of any party to this Agreement to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed. The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or a waiver of the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or noncompliance with this Agreement shall be held to be a waiver of any other subsequent breach or noncompliance.

         (E) ASSIGNMENT. Neither this Agreement nor any right created by it shall be assignable by either party without prior written consent of the other.

         (F) NOTICES. Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, when deposited in the United States mails for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph company for transmittal, or when sent by facsimile transmission charges prepared, provided that the communication is addressed:

                  (i)      In the case of the Company:

                                 C-3D Digital, Inc.
                                 330 Washington Boulevard, Suite 507
                                 Marina del Rey, California 90292
                                               Telephone:        (310) 305-3659
                                               Telefax:          (310) 305-1455
                                               Attention:        J. Michael Heil

                  (ii)     In the case of the Advisor:

                                 Bonnie Jean C. Tippetts
                                 268 West 400 South
                                 Salt Lake City, Utah 84101
                                               Telephone:        (801) 575-8073
                                               Telefax:          (801) 575-8092

         or to such other person or address designated in writing by the Company or Advisor to receive notice.

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         (G)      HEADINGS.  The section and subsection headings in this
                  Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (H) GOVERNING LAW. This Agreement was negotiated and is being contracted for in Utah, and shall be governed by the laws of the State of Utah, and the United States of America, notwithstanding any conflict-of-law provision to the contrary.

         (I) BINDING EFFECT. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrator, executors, successors, and assigns.

         (J) ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto and supercedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter of this Agreement. No oral understandings, statements, promises, or inducements contrary to the terms of this Agreement exists. No representations, warranties, covenants, or conditions, express or implied, other than as set forth herein, have been made by any party.

         (K) SEVERABILITY. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

         (L) COUNTERPARTS. A facsimile, telecopy, or other reproduction of this Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, by one or more parties hereto and such executed copy may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of, or on behalf of, such party can be seen. In this event, such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

         (M) TIME IS OF THE ESSENCE. Time is of the essence of this Agreement and of each and every provision hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date above written.

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          The "Company"                            "Advisor"
          C-3D Digital, Inc.                       BonnieJean C. Tippetts
          A Utah Corporation                       A Utah Resident



    By:                                    By: /s/ BonnieJean C. Tippetts
       -------------------------------        --------------------------------
    Name:                                  Name: BonnieJean C. Tippetts
    Title:                                 Title:






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